EXHIBIT 99.1


                TRITON ENERGY REPORTS 1995 EARNINGS PER SHARE
                      OF $.05; REVENUES MORE THAN TRIPLE



DALLAS--February 6, 1996 - Triton Energy reports 1995 earnings from continuing operations were $6.5 million, compared with a loss of $49.6 million for the 1994 calendar-year period. Earnings after discontinued operations and preferred dividends for 1995 were $1.9 million, or $.05 per share, versus a loss of $53.2 million, or $1.52 per share, for 1994. Sales and other operating revenues for 1995 were $107.5 million, more than triple sales and other operating revenues of $33.0 million for 1994.

Contributing to the improvement in 1995 results was the continued increase in production from the ongoing development of Triton's Colombian oil fields. Triton's annual average net production from the Cusiana Field in 1995 was 12,318 barrels of oil per day (bpd), compared with 1,136 bpd for 1994.

Commercial-scale production from the Cusiana Field began in late 1994 with the startup of the first two early production systems (EPS), part of the initial development phase of the Colombian fields. The third and fourth EPS were brought on-line in April and July, respectively. Gross production from the fields is now at approximately 180,000 bpd. Gross production is estimated to reach at least 500,000 bpd by late 1997.

In addition to these operating factors, results for 1995 included a net positive impact on results from unusual items of approximately $4.3 million.

Previously reported results were restated to reflect the discontinuance of Triton's aviation sales and services business and to reflect Triton's reporting financial results on a calendar-year basis beginning in 1995.

For the fourth quarter of 1995, Triton's earnings from continuing operations were $.6 million versus a loss of $16.2 million for the year-ago period. Earnings applicable to common stock for the fourth quarter of 1995 were $.6 million, or $.02 per share, compared with a loss of $16.9 million, or $.48 per share, for the fourth quarter of 1994. Sales and other operating revenues for the fourth quarter of 1995 were $26.6 million, more than triple revenues of $8.4 million for the year-ago quarter.

As of the end of 1995, Triton had $95.5 million in cash, cash equivalents and marketable securities, and stockholders' equity of $246.0 million.

Triton Energy (NYSE: OIL) is an international oil and gas exploration company primarily focused on high-potential prospects around the world.

(tables follow)

                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                      (THOUSANDS, EXCEPT PER SHARE DATA)
                           (PRELIMINARY UNAUDITED)




                                                                      YEAR ENDED DECEMBER 31,
SUMMARIZED INCOME STATEMENT                                                    1995      1994*
---------------------------------------------------------

Sales and other operating revenues                         $                107,472   $ 32,952
Costs and expenses:
    Operating                                                                35,276     21,213
    General and administrative                                               25,672     29,098
    Depreciation, depletion and amortization                                 23,208     13,694
    Writedown of assets                                                         ---     14,716
Operating income (loss)                                                      23,316    (45,769)

Interest income                                                               7,954      8,081
Interest expense                                                            (24,055)   (12,052)
Other, net                                                                    9,385       (181)

Earnings (loss) from continuing operations before income
    taxes, minority interest and discontinued operations                     16,600    (49,921)

Income tax expense (benefit)                                                 10,059      1,553
Minority interest in (earnings) loss of subsidiaries                            ---      1,864
Earnings (loss) from continuing operations                                    6,541    (49,610)
Discontinued operations:
    Loss from operations                                                     (1,858)    (2,441)
    Loss on disposal                                                         (1,963)      (650)
Net earnings (loss)                                                           2,720    (52,701)
Dividends on preferred stock                                                    802        449
Earnings (loss) applicable to common stock                 $                  1,918   $(53,150)

Earnings (loss) per common share:
    Continuing operations                                  $                   0.16   $  (1.43)
    Discontinued operations                                                   (0.11)     (0.09)
    Net earnings (loss)                                    $                   0.05   $  (1.52)

Weighted average number of common shares outstanding                         35,147     34,916




* Restated to reflect change to calendar year and the aviation segment as discontinued operations.

                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                      (THOUSANDS, EXCEPT PER SHARE DATA)
                           (PRELIMINARY UNAUDITED)




                                                                     THREE MONTHS ENDED
                                                                           DECEMBER 31,
SUMMARIZED INCOME STATEMENT                                               1995      1994*
---------------------------------------------------------

Sales and other operating revenues                         $            26,631   $  8,442
Costs and expenses:
    Operating                                                            8,066      5,496
    General and administrative                                           6,690      7,277
    Depreciation, depletion and amortization                             5,611      3,014
    Writedown of assets                                                    ---        ---
Operating income (loss)                                                  6,264     (7,345)

Interest income                                                          2,238      1,694
Interest expense                                                        (5,845)    (4,131)
Other, net                                                              (1,913)    (4,218)

Earnings (loss) from continuing operations before income
    taxes, minority interest and discontinued operations                   744    (14,000)

Income tax expense (benefit)                                               136      2,189
Minority interest in (earnings) loss of subsidiaries                       ---        ---
Earnings (loss) from continuing operations                                 608    (16,189)
Discontinued operations:
    Loss from operations                                                   ---       (758)
    Loss on disposal                                                       ---        ---
Net earnings (loss)                                                        608    (16,947)
Dividends on preferred stock                                               ---        ---
Earnings (loss) applicable to common stock                 $               608   $(16,947)

Earnings (loss) per common share:
    Continuing operations                                  $              0.02   $  (0.46)
    Discontinued operations                                                ---      (0.02)
    Net earnings (loss)                                    $              0.02   $  (0.48)

Weighted average number of common shares outstanding                    35,323     34,966



* Restated to reflect change to calendar year and the aviation segment as discontinued operations.

                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                           (PRELIMINARY UNAUDITED)




SELECTED BALANCE SHEET AND OTHER ITEMS                                       DECEMBER 31,
----------------------------------------------------
                                                                           1995        1994
                                                                          (in thousands)
Cash, cash equivalents and marketable securities
  (including long-term)                               $                  95,454  $   72,262
Working capital                                                          85,598      29,661
Current debt                                                              1,313      17,608
Long-term debt, excluding current                                       401,190     315,258
Stockholders' equity                                                    246,025     237,195
Total actual common shares outstanding                                   35,901      35,531

                                                                    YEAR ENDED DECEMBER 31,
                                                                           1995        1994
                                                                          (in thousands)

Capitalized general and administrative expenses       $                  21,107  $   14,913
Capitalized interest                                                     16,211      20,570
Capital expenditures and investments                                    178,161     132,177

CONSOLIDATED PRODUCTION STATISTICS (NET TO TRITON)*                    THREE MONTHS ENDED
----------------------------------------------------
                                                                            DECEMBER 31,
                                                                         1995**        1994
OIL
        Production - Bbls                                             1,582,000     493,000
        Production - Bbls/day                                            17,196       5,359
        Average revenue realized per Bbl              $                   16.46  $    16.30

                                                                    YEAR ENDED DECEMBER 31,
                                                                         1995**        1994
OIL
        Production - Bbls                                             6,372,000   1,998,000
        Production - Bbls/day                                            17,458       5,474
        Average revenue realized per Bbl              $                   16.44  $    15.23



* Production amounts do not include Triton's 49.9% interest in Crusader
Limited.
** Includes oil delivered under the forward oil sale and Ecopetrol reimbursement.